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                                                                    Exhibit 20.1

                     Partners First Credit Card Master Trust
                       Excess Spread Analysis - April 2002


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Series                                  1998-3
Deal Size                              $750 MM
Expected Maturity                     07/15/03
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Yield                                    17.36%
Less Coupon                               1.99%
      Servicing Fee                       2.00%
      Net Credit Losses                   9.96%
Excess Spread:
      April-02                            3.41%
      March-02                            6.88%
      February-02                         4.10%
Three month Average Excess Spread         4.79%

Delinquencies:
      30 to 59 Days                       1.76%
      60 to 89 Days                       1.17%
      90 + Days                           2.34%
      Total                               5.27%

Payment Rate:                             8.92%